FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY  SUPPLEMENT TO ENROLLMENT FORM
440 Lincoln Street - Worcester, MA 01653          FOR GROUP FLEXIBLE PREMIUM
                                                  VARIABLE LIFE INSURANCE
Print clearly in black ink


Proposed Insured ______________________________________________________________

1. ALLOCATION OF NET PREMIUM

The Payor Option is elected if the Payor's name and address are listed below:

                    _______________________________________

                    _______________________________________

                    _______________________________________

I direct that the Company mail all premium notices to the Payor while the Payor Option is in effect. The premium notices will include the insurance charges and administrative charges to be paid by me and the Payor. The net premiums paid for administrative charges and insurance charges shall be allocated to a portion of the Allmerica Insvestment Trust Money Market Fund (called the "monthly deduction sub-account") while the Payor Option is in effect.

(NOTE: Please indicate below how the net premium not allocated to the "monthly deduction sub-account" will be allocated to the General Account and appropriate sub-accounts of the Variable Account. This allocation shall apply to the entire net premium if the Payor Option is not elected. WHOLE PERCENTAGES MUST TOTAL 100%. Please refer to the Prospectuses for a definition of "net premium" and for information about the General Account and other sub-accounts of the Variable Account.)

Investment OptionsInvestment Objective

         ___________%  Allmerica Select Aggressive Growth Fund
         ___________%  Allmerica Select Capital Appreciation Fund
         ___________%  Allmerica Select Value Opportunity Fund
         ___________%  T. Rowe Price International Stock Portfolio
         ___________%  Vista International Equity Portfolio
         ___________%  Delaware International Equity Series Fund
         ___________%  Allmerica Select Growth Fund
         ___________%  Vista Capital Growth Portfolio
         ___________%  Vista Growth & Income Portfolio
         ___________%  Allmerica Equity Index Fund
         ___________%  Vista Asset Allocation Portfolio
         ___________%  Vista U.S. Government Income Portfolio
         ___________%  Allmerica Investment Grade Income Fund
         ___________%  Allmerica Money Market Fund
         ___________%  General Account
         ___________%  ___________________________________________
         ___________%  ___________________________________________
         ___________%  ___________________________________________
             100       Total (Whole percentages. Must total 100%.)


I understand that funds may be deposited to a maximum of fourteen sub-accounts. All net payments will be allocated to the Allmerica Money Market Fund unless I specify otherwise.

(Continued on back. Complete Registered Representative's Report on back of
--------------------------------------------------------------------------
this form for NASD required information)
----------------------------------------
SML-1375B NYCH                                                        Rev 12/98

2. MONTHLY INSURANCE AND ADMINISTRATIVE CHARGES

Monthly insurance and administrative charges will be deducted from that portion of the Allmerica Investment Trust Money Market Fund into which payor premiums are allocated while the Payor Option is in effect; otherwise these charges will be deducted pro-rata from all sub-accounts noted on the front of this form unless otherwise indicated by written request.

I acknowledge receipt of a current prospectus describing the Group Flexible Premium Variable Life Insurance, including the underlying funds.

I UNDERSTAND THAT THE DEATH BENEFIT AND DURATION OF COVERAGE FOR THE GROUP FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE CERTIFICATE APPLIED FOR MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE SUB-ACCOUNTS OF THE FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY VARIABLE ACCOUNT.

I UNDERSTAND THAT THE CERTIFICATE VALUE FOR THE GROUP FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE CERTIFICATE APPLIED FOR MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE SUB-ACCOUNTS OF THE FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY VARIABLE ACCOUNT, AND IS NOT GUARANTEED AS TO DOLLAR AMOUNT. THERE IS NO GUARANTEED MINIMUM CERTIFICATE VALUE.

I believe that a Group Flexible Premium Variable Life Insurance certificate is consistent with my investment objectives and financial needs.

Signature of Proposed Insured          Signature of Owner
                                       (if other than Proposed Insured)

_____________________________________  _______________________________________

Signed at (City and State)             Date

_____________________________________  _______________________________________

3. SPECIAL REQUESTS

______________________________________________________________________________

______________________________________________________________________________

                      REGISTERED REPRESENTATIVE'S REPORT


1. The owner / / is / / is not an associated person of another broker/dealer.

2. Based on information furnished by the Owner, I believe that a Group Flexible Premium Variable Life Insurance certificate is consistent with the Owner's investment objectives for (state objectives):

______________________________________________________________________________

______________________________________________________________________________

3. The Owner's tax status is (indicate tax bracket and any other pertinent tax information):

______________________________________________________________________________

4. I certify that reasonable effort was made to obtain and record information pertaining to the suitability of this application.

5. I further certify that the Prospectuses were delivered, and that no written sales materials were used other than those furnished or approved by the Principal Office.

Signature                              Underwriting Approval

_____________________________________  _______________________________________
Registered Representative              (Completed in Principal Office)

FIRST ALLMERICA FINANCIAL                         SUPPLEMENT TO ENROLLMENT FORM
LIFE INSURANCE               440 Lincoln Street   FOR GROUP FLEXIBLE PREMIUM
COMPANY                      Worcester, MA 01653  VARIABLE LIFE INSURANCE

Proposed Insured ______________________________________________________________

 1. ALLOCATION OF NET PREMIUM

The Payor Option is elected if the Payor's name and address are listed below:
                    _______________________________________
                    _______________________________________
                    _______________________________________

I direct that the Company mail all premium notices to the Payor while the Payor Option is in effect. The premium notices will include the insurance charges and administrative charges to be paid by me and the Payor. The net premiums paid for administrative charges and insurance charges shall be allocated to a portion of the Allmerica Investment Trust Money Market Fund (called the "monthly deduction sub-account") while the Payor Option is in effect.

(NOTE: Please indicate below how the net premium not allocated to the "monthly deduction sub-account" will be allocated to the General Account and appropriate sub-accounts of the Variable Account. This allocation shall apply to the entire net premium if the Payor Option is not elected. WHOLE PERCENTAGES MUST TOTAL 100%. Please refer to the Prospectuses for a definition of "net premium" and for information about the General Account and other sub-accounts of the Variable Account.)

              Investment Options                           Investment Objective
              ------------------              ___________  --------------------
___________%  Emerging Markets                           |
                                                         |
___________%  International Equity                       | International
                                              ___________|
___________%  Trend Series                               |
                                                         |
___________%  DelCap Series                              | Aggressive Growth
                                                         |
___________%  Small Cap Value                            |
                                              ___________|
___________%  Devon Series                               | Growth
                                              ___________|
___________%  Social Awareness                           |
                                                         |
___________%  Decatur Total Return                       | Growth/Income
                                              ___________|
___________%  Delaware Series                            | Asset Allocation
                                              ___________|
___________%  Delchester Series                          |
                                                         |
___________%  Strategic Income                           | Income
                                              ___________|
___________%  Capital Reserves                           |
                                                         |
___________%  Cash Reserves                              | Capital Preservation
                                              ___________|
___________%  REIT Series                                |  Other
                                              ___________|
___________%  General Account

___________%  ________________________________

___________%  ________________________________

___________%  ________________________________
     100   %  Total


I understand that funds may be deposited to a MAXIMUM of fourteen sub-accounts. ALL NET PAYMENTS WILL BE ALLOCATED TO THE CASH RESERVES SERIES UNLESS I SPECIFY OTHERWISE.


(Continued on back. Complete Registered Representative's Report on back of this
-------------------------------------------------------------------------------
form for NASD required information)
-----------------------------------

SML-1375BES

2. MONTHLY INSURANCE AND ADMINISTRATIVE CHARGES

Monthly insurance and administrative charges will be deducted from that portion of the Allmerica Investment Trust Money Market Fund into which payor premiums are allocated while the Payor Option is in effect; otherwise these charges will be deducted pro-rata from all sub-accounts noted on the front of this form unless otherwise indicated by written request.

I acknowledge receipt of a current prospectus describing the Group Flexible Premium Variable Life Insurance, including the underlying funds.

I UNDERSTAND THAT THE DEATH BENEFIT AND DURATION OF COVERAGE FOR THE GROUP FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE CERTIFICATE APPLIED FOR MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE SUB-ACCOUNTS OF THE ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY VARIABLE ACCOUNT.

I UNDERSTAND THAT THE CERTIFICATE VALUE FOR THE GROUP FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE CERTIFICATE APPLIED FOR MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE SUB-ACCOUNTS OF THE ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY VARIABLE ACCOUNT, AND IS NOT GUARANTEED AS TO DOLLAR AMOUNT. THERE IS NO GUARANTEED MINIMUM CERTIFICATE VALUE.

I believe that a Group Flexible Premium Variable Life Insurance certificate is consistent with my investment objectives and financial needs.

Signature of Owner
_______________________________________________________________________________

Signed at (City and State)              Date
_______________________________________ _______________________________________

3. SPECIAL REQUESTS

_______________________________________________________________________________

_______________________________________________________________________________

                        REGISTERED REPRESENTATIVE'S REPORT

1. The Owner  / / is  / / is not an associated person of another broker/dealer.

2. Based on information furnished by the Owner, I believe that a Group Flexible Premium Variable Life Insurance certificate is consistent with the Owner's investment objectives for (state objectives):

_______________________________________________________________________________

_______________________________________________________________________________

3. The Owner's tax status is (indicate tax bracket and any other pertinent tax information):

_______________________________________________________________________________

4. I certify that reasonable effort was made to obtain and record information pertaining to the suitability of this application.

5. I further certify that the Prospectuses were delivered, and that no written sales materials were used other than those furnished or approved by the Principal Office.

Signature                               Underwriting Approval

______________________________________  _______________________________________
Registered Representative               (Completed in Principal Office)